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                                                                     Exhibit 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             SPACEHAB, INCORPORATED

      The undersigned, a Corporation organized and existing under and by virtue of the Washington Business Corporation Act of the State of Washington, as amended (the "WBCA"), DOES HEREBY CERTIFY as follows:

      1. The Articles of Incorporation of SPACEHAB, Incorporated (the "Corporation") were filed in the Office of the Secretary of State of the State of Washington on August 22, 1984. The original name under which the Corporation was incorporated was "The Space Travel Company, Inc."

      2. On September 7, 1995 and November 8, 1995, the Corporation's Board of Directors and shareholders, respectively, in the manner prescribed by Sections 23B.10.030, 23B.10.040, 23B.10.060, and 23B.10.070 of the WBCA, duly approved and adopted these Amended and Restated Articles of Incorporation (the
"Articles").

      3. On November 8, the Corporation's shareholders approved a 2.4 to 1 reverse stock split of the Corporation securities (the "Reverse Stock Split").

      4. The text of the Articles shall, upon filing with the Secretary of State of Washington, read as follows:

                                      * * *

      First: The name of the Corporation is SPACEHAB, Incorporated.

      Second: The address of the Corporation's registered office in the State of Washington is 520 Pike Street, Seattle, Washington 98101. The name of the registered agent at such address is C T Corporation System.

      Third: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful business, trade or activity which Corporations may be conducted by Corporations organized under the WBCA and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

      Fourth: Subject to subsection 4.3.3(a)(ii) of this ARTICLE FOURTH, the total number of shares of capital stock which the Corporation shall have authority to issue is 35,230,000 shares (on a post-Reverse Stock Split basis), consisting of 30,000,000 shares of common stock, no par value per share (the "Common Stock"), 1,000,000 shares
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of preferred stock, no par value per share (the "Preferred Stock"), and
4,230,000 shares of convertible preferred stock, no par value per share (the "Convertible Preferred Stock").

      4.1 Common Stock. A statement of the designations, powers, preferences, rights, qualifications, limitations and restriction in respect to the shares of Common Stock is as follows:

            (a) Dividends. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends are declared, whether payable in cash, in property or in shares of stock or other securities of the Corporation, the holders of Common Stock shall be entitled to share ratably according to the number of shares of Common Stock held by them, in such dividends.

            (b) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to share ratably, according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its shareholders.

            (c) Voting Rights. Except as otherwise provided in these Articles or by applicable law, the holders of Common Stock shall be entitled to vote on each matter on which the shareholders of the Corporation shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by him.

      4.2 Preferred Stock. The Board of Directors is authorized, subject to limitation prescribed by law and the provisions of this ARTICLE FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing an article of amendment pursuant to Section 23B.06.020 of the WBCA, to establish from time to time the number of shares to be included in each such class or series within a class, and to fix the designation, powers, preferences and rights of the shares of each such class or series within a class and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (a) The number of shares constituting the series and the distinctive designation of the series;

            (b) The dividend rate (or the method of calculation of dividends) on the shares of the series, whether dividends will be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;

            (c) Whether the series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;


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            (d) Whether the series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (e) Whether or not the shares of that series shall be redeemable or exchangeable, and, if so, the terms and conditions of such redemption or exchange, as the case may be, including the date or dates upon or after which they shall be redeemable or exchangeable, as the case may be, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (f) Whether the series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

            (g) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights or priority, if any, of payment of shares of the series; and

            (h) Any other relative rights, preferences and limitations of that series.

      Except for any difference so provided by the Board of Directors, the shares of Preferred Stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation.

      Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as shares of the same or any other series of Preferred Stock.

      4.3 Convertible Preferred Stock. The rights, preferences, privileges and limitations granted to and imposed on the Convertible Preferred Stock are as set forth below in this Section 4.3. Unless specified otherwise, all cross-references in this Section 4.3 are to other paragraphs contained herein. After the completion of a Preferred Event of Conversion (as hereinafter defined), the terms and provisions of this Section 4.3 shall terminate and have no further force or effect.

            4.3.1 Dividend Rights. Holders of then outstanding Convertible Preferred Stock shall be entitled to receive such dividends as may be lawfully declared in the discretion of the Board of Directors. In any event, no dividend or other distribution shall be paid at any time on the Convertible Preferred Stock or on Common Stock which would violate the provisions of Section 23A.08.420 of the WBCA.

            4.3.2 Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of then outstanding shares of Convertible Preferred Stock shall be entitled to receive $1.00 per share. In addition,


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holders of then outstanding Convertible Preferred Stock shall be entitled to receive an amount equal to declared but unpaid dividends, if any, on each such share. If, upon the occurrence of such event, the assets and funds shall be insufficient to permit the payment to the holders of the Convertible Preferred Stock, of their full preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Convertible Preferred Stock in the same proportions as the full preferential amount each such holder would otherwise be entitled to receive bears to the total of the full preferential amounts that would otherwise be payable to all holders of the Convertible Preferred Stock.

                  (b) Upon the completion of the distributions required by paragraph (a) of this subsection 4.3.2, any assets and funds that remain in this Corporation shall be distributed among the holders of the then outstanding shares of Common Stock of this Corporation ratably on the basis of the number of shares of Common Stock held by each such holder.

                  (c) A consolidation or merger of this Corporation with or into any other Corporation or other entity or person, or sale, conveyance or disposition of all or substantially all of the assets of this Corporation or the effectuation by this Corporation of a transaction (including a merger, plan of exchange or other reorganization) or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of, shall be considered to be a liquidation, dissolution or winding up within the meaning of this subsection 4.3.2, but shall be subject to the additional provisions of subsection 4.3.4 below.

            4.3.3 Conversion. The holders of outstanding shares of Convertible Preferred Stock shall have conversion rights as follows (the "Preferred Conversion Rights").

                  (a) Right to Convert.

                        (i) Each share of Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such share, into such number of nonassessable shares of Common Stock on a share for share basis. The initial Preferred Conversion Price shall be $1.00; provided, however, that the Preferred Conversion Price shall be subject to adjustment as set forth in paragraph (c) of this subsection 4.3.3.

                        (ii) Upon the earliest of (a) such time as not less than sixty-seven percent (67%) of the shares of Convertible Preferred Stock originally issued by this Corporation within six months after the authorization of the Convertible Preferred Stock by the shareholders of this Corporation shall have been converted into shares of Common Stock or (b) the effective date of a registration statement (the "Registration Statement") used in connection with a public offering by this Corporation registered with the Securities and Exchange Commission of this Corporation's equity securities, each share of Convertible Preferred Stock shall, unless the Board of Directors otherwise determines, automatically be converted (the "Conversion") into such number of shares of Common Stock determined by dividing the original Preferred Conversion Price by the Preferred


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Conversion Price at the time in effect for such share. No fractional shares of
Common Stock shall be issued upon the Conversion, but instead such fractional shares, which would have been usable but for the prohibition in this subsection, shall evidence the right to receive cash equal to the number of fractional shares multiplied by the initial public offering price for each share of Common Stock set forth in the final prospectus related to the Registration Statement (the "Fractional Share Payment"). On the date of the Conversion or as soon as practicable thereafter, each holder of Convertible Preferred Stock shall surrender its shares to the Secretary of the Company in exchange for (i) the number of shares of Common Stock as determined in accordance herewith and (ii) the-Fractional Share Payment, if applicable to such holder, payable by check. No holder shall receive any interest on the Fractional Share Payment. After the completion of the Conversion, each share of Convertible Preferred Stock shall be extinguished, cease to exist, and shall no longer be issuable by the Corporation.

      Each of the foregoing events in this subsection 4.3.3(a)(ii) is hereafter referred to as a "Preferred Event of Conversion."

      As soon as practicable after the occurrence of a Preferred Event of Conversion, this Corporation will send a notice and transmittal form to each holder of an outstanding certificate which immediately prior to the occurrence of the Preferred Event of Conversion evidenced shares of Convertible Preferred Stock, advising such holder of the occurrence of the Preferred Event of Conversion and the procedure for surrendering to this Corporation such certificates for exchange into one or more certificates evidencing Common Stock. Until so surrendered, each outstanding certificate which, prior to the occurrence of the Preferred Event of Conversion, represented Convertible Preferred Stock will be deemed to evidence the right to receive the number of full shares of Common Stock to which the holders of shares of Convertible Preferred Stock are entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a shareholder of record on the date of occurrence of a Preferred Event of Conversion, unless the transfer books of this Corporation are closed on that date, in which event he or she shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open, but the Preferred Conversion Price shall be that in effect immediately prior to the occurrence of a Preferred Event of Conversion. Until such outstanding certificates formerly representing Convertible Preferred Stock are so surrendered, no cash or stock dividend or other distribution payable to holders of record of Common Stock as of any date subsequent to the date of occurrence of a Preferred Event of Conversion, shall be paid to the holder of such outstanding certificates in respect thereof.

                  (b) Mechanics of Conversion. Except in the case of automatic conversion pursuant to subparagraph (a)(ii) of this subsection 4.3.3, before any holder of shares of Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for such shares, and shall give written notice by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be


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issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Convertible Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (c) Preferred Conversion Price Adjustment. After the date of issuance of the Convertible Preferred Stock, the Preferred Conversion Price shall be subject to adjustment as follows:

                        (i) In the event this Corporation should at any time or from time to time after October 27, 1987 fix a record date for the effectuation of a split (or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock without payment of any consideration by such holder for the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Preferred Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share shall be increased in proportion to such increase in outstanding shares.

                        (ii) If the number of shares of Common Stock outstanding at any time after October 27, 1987 is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Preferred Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share shall be decreased in proportion to such decrease in outstanding shares.

                  (d) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons (as defined in Section 2(2) of the Securities Act of 1933, as amended, or any successor statute), evidence of indebtedness issued by this Corporation or other person, assets (excluding cash dividends) or options or rights not referred to in subparagraph (i) of paragraph (c) of this subsection 4.3.3, then, in each case for the purpose of this paragraph (d), the holders of the Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Convertible Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.


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                  (e) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in subsections 4.3.2(c) and 4.3.4), provision shall be made so that the holders of the Convertible Preferred Stock shall thereafter be entitled to receive, upon conversion of their respective Convertible Preferred Stock, such shares or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection 4.3.3 with respect to the rights of the holders of the Convertible Preferred Stock after the recapitalization to the end that the provisions of this subsection 4.3.3 (including adjustment of the Preferred Conversion Price then in effect and the number of shares purchasable upon conversion of shares of Convertible Preferred Stock) shall be applicable after the event in as nearly equivalent a manner as may be practicable.

                  (f) No Impairment. This Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all time in good faith assist in the carrying out of all the provisions of this subsection 4.3.3 and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the Preferred Conversion Rights of the holders of the Convertible Preferred Stock against impairment.

                  (g) Adjustment of Preferred Conversion Price. Upon the occurrence of each adjustment or readjustment of the Preferred Conversion Price pursuant to this subsection 4.3.3, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Convertible Preferred Stock a statement signed by an officer of this Corporation setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of shares of Convertible Preferred Stock, furnish or cause to be furnished to such holder a like statement setting forth
(A) such adjustment or readjustment, (B) the Preferred Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time, would be received upon the conversion of a share of Convertible Preferred Stock.

                  (h) Notices of Record Date. In the event of any taking by this Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of shares of Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date of which any such


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record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (i) Reservation of Shares Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Preferred Stock; and if at any time the number of authorized but unissued and unreserved shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Convertible Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued and unreserved shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (j) Notices. Any notices required by the provisions of this subsection 4.3.3 to be given to the holders of shares of Convertible Preferred Stock shall be deemed to be delivered when deposited in the United States mail, postage prepaid, registered or certified, and addressed to each holder of record at his or her address appearing on the stock transfer books of this Corporation.

         4.3.4 Merger Consolidation and Sale of Assets.

                  (a) Any securities to be delivered to the holders of Convertible Preferred Stock, and Common Stock pursuant to any transaction referred to in subsection 4.3.2(c) shall be valued as follows:

                        (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                               (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing of such transaction;

                               (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing of such transaction; and

                               (C) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of this Corporation.

(ii) the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair


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market value thereof, as determined in good faith by the Board of Directors of this Corporation.

                  (b) In the event the requirements of subsection 4.3.2(c) are not complied with, this Corporation shall forthwith either:

(i) cause the closing of such transaction to be postponed until such time as the requirements of such subsection have been complied with, or

(ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Convertible Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 4.3.5(c) hereof.

                  (c) This Corporation shall give each holder of record of Convertible Preferred Stock written notice of any impending transaction referred to in subsection 4.3.2(c) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this subsection 4.3.5, and this Corporation shall thereafter give such holders prompt notice of any material changes in such terms and conditions. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Convertible Preferred Stock then outstanding.

                  (d) The provisions of this subsection 4.3.5 are in addition to the protective provisions of subsection 4.3.7 hereof.

            4.3.5 Voting Rights. Except as herein provided, the holder of each outstanding share of Convertible Preferred Stock shall have the right to one vote for each share of Common Stock into which each such share of Convertible Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers on a par with the holders of shares of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the By-laws of this Corporation, and shall be entitled to vote, together with holders of shares of Common Stock, with respect to any question upon which holders of shares of Common Stock have the right to vote.

            4.3.6 Protective Provisions. So long as any shares of Convertible Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of sixty-seven percent (67%) of the then outstanding shares of Convertible Preferred Stock:

                  (a) sell, lease, exchange, convey or otherwise dispose of or encumber all or substantially all of this Corporation's assets, or merge into or consolidate with any


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other Corporation (other than a wholly owned subsidiary of this Corporation), if at least a majority of the voting power of this Corporation or entity to which a sale of assets is made, or the surviving Corporation, as the case may be, is not owned by persons who were holders of capital stock or securities convertible into capital stock of this Corporation immediately prior to such merger, consolidation or sale;

                  (b) alter or change the rights, preferences, privileges or limitations of the shares of Convertible Preferred Stock; or

                  (c) authorize, create or enter into any agreement providing for the issuance of shares of any class or series having any preference or priority as to dividends or distribution of assets (on liquidation or otherwise) on a parity with or senior to any such preference or priority of the shares of Convertible Preferred Stock, or authorize or create shares of any class, or any bonds, debentures, notes or other obligations or securities convertible into, exchangeable for, or having optional rights to purchase, any shares of this Corporation having any such preference or priority.

            4.3.7 Status of Converted. In the event any shares of Convertible Preferred Stock shall be converted pursuant to subsection 4.3.3 or 4.3.4 hereof, the shares so converted or redeemed shall be returned to the category of authorized but unissued Convertible Preferred Stock.

            4.3.8 Amendments and Waivers. Any term of this Section 4.3 may be amended and the observance of any term of this Section 4.3 may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of this Corporation and the vote or written consent, as provided by law, of the holders of at least sixty-seven percent (67%) of all shares of Convertible Preferred Stock then outstanding. Any amendment or waiver so effected shall be binding upon this Corporation and any holder of Convertible Preferred Stock.

      Fifth: At all meetings of shareholders, each shareholder shall be entitled to vote, in person or by proxy, each share of voting stock owned by such shareholder of record on the record date for the meeting. At each meeting of the shareholders, except where otherwise provided by these Articles, the By-laws of the Corporation, or required by law, the holders of at least one-third of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. When a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question, matter or proposal brought before such meeting unless the question is one upon which, by express provision of law, these Articles, the By-laws or, with respect to a class or series of Preferred Stock, the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, a different vote is required, in which case such express provision shall govern and control the decision of such question. Any shareholder who is in attendance at a meeting of shareholders either in person or represented by proxy, but who abstains from the vote on any matter, shall not be deemed present or represented at such meeting for purposes of the preceding sentence


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with respect to such vote, but shall be deemed present or represented at such meeting for all other purposes.

      Sixth:

      6.1 Location for Shareholder Meetings; Keeping of Books and Records. Meetings of shareholders may be held within or outside the State of Washington as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the WBCA) outside the State of Washington at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

      6.2 Shareholder Action. Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of such shareholders, and may not be effected by a consent in writing by any such shareholders.

      6.3 Special Shareholders Meetings. Except as otherwise required by law, special meetings of the Corporation's shareholders may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock.

      Seventh:

      7.1 Number of Directors. The number of directors of the Corporation shall be fixed from time to time by the vote of a majority of the entire Board of Directors, except as may be provided by the resolution or resolutions adopted by the directors of the Corporation in respect of Preferred Stock adopted pursuant to ARTICLE FOURTH hereto, but such number shall in no case be less than one (1) nor more than fifteen (15). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office.

      7.2 Term of Office: Quorum; Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the By-laws, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Any vacancies and newly created directorships resulting from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum, and shall hold office until the next shareholder's meeting at which


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

directors are elected and his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office.

      7.3 Removal. Any director may be removed only for cause upon the affirmative vote of the holders of a majority of the votes which could be cast by the holders of all outstanding shares of capital stock entitled to vote for the election of directors, voting together as a class, given at a duly called annual or special meeting of shareholders for which notice, stating the purpose, or purposes, of the meeting is the removal of the director, is given.

      7.4 No Written Ballot. Election of directors need not be by written ballot, unless the By-laws of the Corporation provide otherwise.

      7.5 Preferred Stock Directors. Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE SEVENTH unless otherwise provided therein.

      Eighth: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

            (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

            (2) The directors shall have the power to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

            (3) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the WBCA, these Articles, and the By-laws.

      Ninth:

      9.1 Limits on Director Liability. Directors of the Corporation shal1 have no personal liability to the Corporation or its shareholders for monetary damages for breach of conduct as a director; provided that nothing contained in this ARTICLE NINTH shall eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director, for voting or assenting to an unlawful distribution, or for any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. This does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. If the WBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then by virtue of this ARTICLE NINTH the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the WBCA, as so amended.

      9.2 Indemnification.

            (a) Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party (including, without limitation as a witness) to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, including all appeals (other than an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against reasonable expenses (including counsel fees), judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if, in the case of conduct in his official capacity with the Corporation, he acted in good faith and in the Corporation's best interests, and in all other cases, he acted in good faith and was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper, or (ii) violating any of the terms or provisions of
Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

            (b) Actions by or in the Right of the Company. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if, in the case of conduct in his official capacity with the Corporation, he acted in good faith and in the Corporation's best interests, and in all other cases, he acted in good faith and was at least not opposed to the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for (i) negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper or (ii) violating any of the terms or provisions of Section 16 of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board or a committee thereof. No indemnity shall be provided by the Corporation for expenses that have been paid directly by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

            (c) Indemnify if Successful. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d) Standard of Conduct. Except in a situation governed by subsection (c) of this Section 2, any indemnification under subsections (a) and
(b) of this Section 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 2. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders, but shares owned by or voted under the control of directors who are parties to the proceeding may not be voted on determination. The determination required by clauses (1) and (2) of this subsection (d) may in either event be made by the written consent of the majority required by each clause.

            (e) Advancement of Expenses. Expenses (including attorneys' fees) of each officer and directory hereunder indemnified actually and reasonably incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (i) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in the Article and (ii) a written affirmation of director's good faith belief that he has performed his duty to the company, upon request by the Corporation and if required under applicable law. Such expenses (including counsel fees) incurred by employees and agents may be so paid upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

            (f) Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE NINTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

            (g) Procedures Exclusive. Pursuant to Section 23B.08.560(1) or any successor provision of the WBCA, the procedures for indemnification and advancement of expenses set forth in this Article are in lieu of the procedures required by Sections 23B.08.510 through 23B.08.550 or any successor provisions of the WBCA.

            (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the WBCA.

            (i) Definitions.

            (1) For purposes of this ARTICLE NINTH, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this ARTICLE NINTH with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

            (2) References to "other capacities" shall include serving as a trustee or agent for any employee benefit plan; references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE NINTH.

            (3) The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE NINTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            (4) The right to indemnification conferred by this ARTICLE NINTH shall be deemed to be a contract between the Corporation and each person referred to herein until amended or repealed, but no amendment to or repeal of these provisions shall apply to or have any effect on the right to indemnification of any person with respect to any liability or alleged liability of such person for or with respect to any act or omission of such person occurring prior to such amendment or repeal.

            (5) A person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used herein shall mean any other Corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer. The provisions of this subsection shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 2(a) or Section 2(b) of this ARTICLE NINTH, as the case may be.

            (j) Additional Indemnification. The Corporation may, by action of its Board of Directors, provide indemnification to such of the directors, officers, employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Washington Law.

            (k) Effect of Amendments. Neither the amendment, change, alteration nor repeal of this ARTICLE NINTH, nor the adoption of any provision of these Articles, the By-laws of the Corporation, nor, to the fullest extent permitted by Washington Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH or the rights or any protections afforded under this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

      Tenth: The Corporation reserves the right to repeal, alter or amend these Articles in the manner now or hereafter prescribed by statute. No repeal, alteration or amendment of these Articles shall be made unless the same is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the directors then in office in accordance with the By-laws and applicable law and thereafter approved by the shareholders.

      Eleventh: No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this Corporation.

      Twelfth: The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this Corporation.

      Thirteenth: These Articles shall constitute a restatement of, and shall supersede the Articles of Incorporation and its corresponding Articles of Amendment of the Corporation, effective prior to the date hereof.

      IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Articles of Incorporation to be signed by its President and Chief Executive Officer and attested to by its Secretary.


                                       SPACEHAB, INCORPORATED

Dated: 12-11-, 1995

                                       By: /s/ Richard P. Hora
                                           -------------------------------------
                                           Name:  Richard P. Hora
                                           Title: President and Chief Executive
                                                    Officer


ATTEST:

By: /s/ Nelda Wilbanks
    -----------------------------
    Name:  Nelda Wilbanks
    Title: Secretary

                      CONSENT TO SERVE AS REGISTERED AGENT

I, C T CORPORATION SYSTEM, hereby consent to serve as Registered Agent in the State of Washington, for the following:



                                 SPACEHAB, INCORPORATED
                    --------------------------------------------------
                          (Corporation or Limited Partnership)

      I understand that as agent, it will be my responsibility to receive service of process; to forward all mail; and to immediately notify the Office of the Secretary of State in the event of my resignation, or of any changes in the Registered Office address.



   12-11-95
--------------                      --------------------------------------------
   (Date)                           JOHN P. STOUT, Assistant Secretary